    As filed with the Securities and Exchange Commission on January 19, 2001

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                                    @plan.inc
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

           Tennessee                                    62-1643381
----------------------------------          ------------------------------------
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                        Three Landmark Square, Suite 400
                           Stamford, Connecticut 06901
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

               @plan.inc 1999 Stock Option Plan for New Employees
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                 Mark K. Wright
                        Three Landmark Square, Suite 400
                           Stamford, Connecticut 06901
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (203) 961-0340
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                    Proposed          Proposed
                                                     Maximum           Maximum
 Title of Securities                                Offering          Aggregate         Amount of
   to be Registered              Amount to be       Price Per         Offering         Registration
                                 Registered (1)       Share             Price              Fee
-----------------------------------------------------------------------------------------------------
Common Stock, no par value       233,250 shares     $  7.56(2)      $  1,763,370          $    441
Common Stock, no par value       166,750 shares     $  7.78(3)      $  1,297,315          $    325
-----------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The offering price is estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act. The computation is based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the Plan, the shares issuable under which are registered hereby.

(3) The offering price is estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act. The computation with respect to unissued options is based on the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on January 17, 2001.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         (c) The Registrant's Current Reports on Form 8-K dated June 19, 2000 and September 27, 2000, as amended on November 20, 2000.

         (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated March 17, 1999, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's charter provides that, to the fullest extent permitted by the Tennessee Business Corporation Act, a director will not be liable to the Registrant or its shareholders for monetary damages for breach of his or her fiduciary duty as a director. Under the TBCA, directors have a fiduciary duty which is not eliminated by this provision in the Registrant's charter. In some circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the TBCA for:

         -        breach of the director's duty of loyalty;

         - acts or omissions which are found by a court of competent jurisdiction to be not in good faith or knowing violations of law;

         -        actions leading to improper personal benefit to the director;
                  and

         -        payment of dividends that are prohibited by the TBCA.

The Registrant's charter provision does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

         The TBCA provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if the director or officer acted in good faith or reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation's best interest. In all other civil cases, a corporation must indemnify a director or officer who reasonably believed that his or her conduct was not opposed to the best interest of the corporation. In connection with any criminal proceedings, a corporation may indemnify any director or officer who had no reasonable cause to believe that his or her conduct was unlawful.

         In actions brought by or in the right of the corporation, however, the TBCA does not allow indemnification if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification of a director or officer if the director or officer is adjudged liable in a proceeding because a personal benefit was improperly received.

         In cases when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding brought because of his or her status as a director or officer of a corporation, the corporation must indemnify the director or officer against reasonable expenses incurred in the proceeding. Also, the TBCA provides that a court may order a corporation to indemnify a director or officer for reasonable expense if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the individual acted in good faith or reasonably believed his or her conduct was in the corporation's best interest.

         The Registrant's bylaws provide that it shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the TBCA. The Registrant also intends to maintain insurance to protect any director or officer against any liability and to enter into indemnification agreements to create a contractual obligation to indemnify its directors and officers. These agreements, among other things, indemnify the Registrant's directors and officers for some expenses, judgments and fines and amounts paid in settlement, actually and reasonably incurred by any of these persons in any action, suit or proceeding arising out of the person's services as the Registrant's director or officer.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

        Exhibit
        Number                         Description
        ------                         -----------

         4.1 Form of certificate representing the common stock, no par value per share of @plan.inc - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-74507).

         4.2 Article 7 of the Third Amended and Restated Charter - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-74507).

         4.3 Article II of the Second Amended and Restated Bylaws - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-74507).

         5        Opinion of Bass, Berry & Sims PLC

         23.1     Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

         23.2     Consent of Arthur Andersen LLP

         24       Power of Attorney (included on Page II-4)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 19th day of January, 2001.


                                    @plan.inc



                                    By: /s/ Mark K. Wright
                                        ---------------------------------------
                                        Mark K. Wright
                                        Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Mark K. Wright and Nancy A. Lazaros, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                   Title                                   Date
---------                                                   -----                                   ----


  /s/ Mark K. Wright                      Chairman and Chief Executive Officer (Principal       January 19, 2001
--------------------------------------    Executive Officer)
Mark K. Wright


  /s/ Nancy A. Lazaros                    Senior Vice President, Chief Financial Officer        January 19, 2001
--------------------------------------    and Secretary (Principal Financial and
Nancy A. Lazaros                          Accounting Officer)


  /s/ Gary R. Haynes                      Director                                              January 19, 2001
--------------------------------------
Gary R. Haynes


  /s/ Donald M. Johnston                  Director                                              January 19, 2001
--------------------------------------
Donald M. Johnston


  /s/ W. Patrick Ortale, III              Director                                              January 19, 2001
--------------------------------------
W. Patrick Ortale, III


  /s/ Roger J. Thomson                    Director                                              January 19, 2001
--------------------------------------
Roger J. Thomson


  /s/ John H. Wyant                       Director                                              January 19, 2001
--------------------------------------
John H. Wyant

                                  EXHIBIT INDEX

        Exhibit
        Number                         Description
        ------                         -----------

         4.1 Form of certificate representing the common stock, no par value per share of @plan.inc - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-74507).

         4.2 Article 7 of the Third Amended and Restated Charter - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-74507).

         4.3 Article II of the Second Amended and Restated Bylaws - Incorporated by reference to Registration Statement on Form S-1 (File No. 333-74507).

         5        Opinion of Bass, Berry & Sims PLC

         23.1     Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

         23.2     Consent of Arthur Andersen LLP

         24       Power of Attorney (included on Page II-4)